UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2014

SYNAPTICS INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware	000-49602	77-0118518
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

1251 McKay Drive

San Jose, California 95131

(Address of principal executive offices, zip code)

(408) 904-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Acquisition Overview

On June 10, 2014, Synaptics Incorporated, a Delaware corporation (“Synaptics”), entered into a Stock Purchase Agreement (the “Agreement”) by and among Synaptics, Synaptics Holding GMBH, a Swiss Gesellschaft mit beschränkter Haftung and an indirect wholly owned subsidiary of Synaptics (“Synaptics Sub”), Renesas Electronics Corporation, a Japanese kabushiki kaisha (“REL”), Renesas SP Drivers, Inc., a Japanese kabushiki kaisha (“RSP”), Renesas SP Drivers Taiwan, Inc., a company limited by shares incorporated in the Republic of China (“RSP-TW”), Sharp Corporation, a Japanese kabushiki kaisha (“Sharp”), Powerchip Technology Corp., a company limited-by-shares incorporated in the Republic of China (“Powerchip”), Global Powertech Co. Ltd., a British Virgin Islands company and wholly-owned subsidiary of Powerchip (“GPC”), and Quantum Vision Corporation, a company limited-by-shares incorporated in the Republic of China and wholly-owned subsidiary of Powerchip (“QVC,” and together with REL, Sharp, Powerchip and GPC, the “Sellers” and each a “Seller,” and the Sellers together with RSP and RSP-TW, the “Seller Parties”).

Pursuant to the Agreement, subject to the satisfaction or waiver of specified conditions, Synaptics Sub would acquire all of the outstanding capital stock of RSP (the “Acquisition”).

Consideration

Subject to the terms and conditions of the Agreement, Synaptics has agreed to cause Synaptics Sub to acquire all of the outstanding capital stock of RSP for a purchase price of approximately ¥48.5 billion (or approximately $475 million), based on ¥61.0 billion (or approximately $598 million) of aggregate consideration (including ¥8.5 billion (or approximately $83 million) of cash on RSP’s balance sheet at closing) less approximately ¥12.5 billion (or approximately $123 million) for target inventory, subject to adjustments for working capital and other items, and subject to reduction for indebtedness and transaction expenses, with Japanese Yen converted into US Dollars at a reference conversion rate of 102 JPY to USD. The purchase price payable at the closing of the Acquisition (the “Closing”) will be paid entirely in cash, with ¥7.25 billion (or approximately $71 million) held back by Synaptics Sub until the date that is 18 months after the Closing to address any post-closing adjustments or claims, and ¥5.25 billion (or approximately $51 million) held back by Synaptics Sub in respect of a potential post-closing working capital, cash balance, indebtedness and transaction expenses adjustment.

Representations and Warranties

The Agreement contains customary representations and warranties of each of Synaptics, Synaptics Sub, and the Seller Parties. The representations and warranties of each party set forth in the Agreement have been made solely for the benefit of the other parties to the Agreement, and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties (i) have been qualified by disclosure schedules that the parties have delivered in connection with the execution of the Agreement, (ii) are subject to the materiality standards set forth in the Agreement, which may differ from what may be viewed as material by investors, (iii) in certain cases, were made as of a specific date, and (iv) may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Accordingly, no person should rely on the representations and warranties as characterizations of the actual state of facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the execution of the Agreement. As discussed above, a portion of the consideration will be held back by Synaptics Sub as security for the Sellers’ indemnification obligations, subject in each case to limitations set out in the Agreement.

Approvals

Each of the board of directors of Synaptics, Synaptics Sub, REL, Sharp, Powerchip, GPC, QVC, RSP, and RSP-TW approved the Acquisition and the Agreement. No further board or stockholder approvals are required to approve the Acquisition or the Agreement.

Conditions to Closing

The Acquisition is subject to various conditions to Closing, including: (i) certain contractual consents having been obtained, (ii) receipt of certain regulatory approvals, as necessary, (iii) Synaptics having obtained satisfactory financing (including but not limited to that contemplated in connection with the Financing Facilities), (iv) the absence of any law or order prohibiting the closing, (v) the absence of a material adverse effect with respect to RSP or RSP-TW, (vi) the acquisition by RSP of all of the outstanding shares of capital stock of RSP-TW which RSP does not already own, (vii) the accuracy of the representations and warranties of each party at the time of the closing of the Acquisitions and (viii) compliance in all material respects by each party with its covenants, as well as other customary closing conditions. The Acquisition is expected to close in the fourth calendar quarter of 2014.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement.

Financing

In connection with the Agreement, Synaptics received a commitment from Wells Fargo for $150 million of senior secured term loans and $150 million of senior secured revolving credit commitments (collectively, the “Financing Facilities”). Subject to customary and other agreed conditions, the Financing Facilities may be used, together with the existing cash balances of Synaptics and its subsidiaries, to fund the Acquisition, to pay the related fees and expenses and for other agreed purposes. Synaptics will pay customary and other agreed fees and expenses to Wells Fargo with respect to the Financing Facilities.

Item 2.02.	Results of Operations and Financial Condition.

The registrant is furnishing this Current Report on Form 8-K in connection with the disclosure of information, in the form of the textual information from a press release released on June 10, 2014 and furnished as Exhibit 99.2 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K (including Exhibit 99.2) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.2, be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

The registrant does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in the registrant’s expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

The text included with this Current Report is available on the registrant’s website located at www.synaptics.com , although the registrant reserves the right to discontinue that availability at any time.

Item 7.01	Regulation FD Disclosure.

On June 10, 2014, Synaptics issued a press release in respect of the Agreement and the Acquisition. The press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K (including Exhibit 99.1) is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release from Synaptics Incorporated, dated June 10, 2014, entitled “Synaptics Accelerates Mobile Display Leadership with Acquisition of Renesas SP Drivers”

99.2	Press release from Synaptics Incorporated, dated June 10, 2014, entitled “Synaptics Raises Fiscal Fourth Quarter Revenue Outlook”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAPTICS INCORPORATED

Date: June 10, 2014	By:	/s/ Kathleen A. Bayless
Kathleen A. Bayless Senior Vice President, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release from Synaptics Incorporated, dated June 10, 2014, entitled “Synaptics Accelerates Mobile Display Leadership with Acquisition of Renesas SP Drivers”

99.2	Press release from Synaptics Incorporated, dated June 10, 2014, entitled “Synaptics Raises Fiscal Fourth Quarter Revenue Outlook”